Exhibit 99.1

Date:	January 26, 2015
Contact:	John Gulas, Los Alamos National Bank Chief Executive Officer, 505-662-5171

For Immediate Release

Trinity Capital Corporation
Announces Results of Shareholder Meeting

LOS ALAMOS, N.M., January 26, 2015 — Trinity Capital Corporation ("Trinity"), the holding company for Los Alamos National Bank ("LANB"), held its annual meeting of shareholders on January 22, 2015.  Approximately 65.5% of the outstanding shares were voted at the meeting.  Each of the nominees for Class I directors were approved by a vote of at least 92% of the shares voting. John S. Gulas and Charles A. Slocomb were elected to continue to serve as directors of Trinity for a term expiring in 2016. Each of the nominees for Class II directors were approved by a vote of at least 89% of the shares voting. Jerry Kindsfather and Robert P. Worcester were elected to continue to serve as directors of Trinity for a term expiring in 2017.

The shareholders approved by a vote of 91% of the shares voting in favor of an advisory resolution approving the 2013 compensation of Trinity's Named Executive Officers.  The shareholders approved by a vote of 90% of the shares voting in favor of the "Every Year" frequency of the advisory vote on executive compensation.  The shareholders also approved by a vote of 84% of the shares voting in favor of the Trinity Capital Corporation 2015 Long-Term Incentive Plan.

Finally, the shareholders also ratified by a vote of 86% of the shares voting in favor of the selection of Crowe Horwath LLP to serve as Trinity's independent public accounting firm for the year ending December 31, 2014.

The following are the results of the voting:

1.	Election of Class I directors:

NOMINEE	FOR	WITHHOLD
John S. Gulas	3,943,880 (93.3%)	283,610 (6.7%)
Charles A. Slocomb	3,909,573 (92.5%)	317,917 (7.5%)

2.	Election of Class II directors:

NOMINEE	FOR	WITHHOLD
Jerry Kindsfather	3,801,074 (89.9%)	426,416 (10.1%)
Robert P. Worcester	3,853,528 (91.2%)	373,962 (8.9%)

3.	Approval of the advisory resolution on the 2013 compensation of the Company's Named Executive Officers:

For	Against	Abstain
3,863,172 (91.4%)	171,357 (4.1%)	192,961 (4.6%)

4.	Approval of the "Every Year" frequency of the advisory resolution on which stockholders will vote on the compensation of the Company's Named Executive Officers:

Every Year	Every Two Years	Every Three Years	Abstain
3,811,683 (90.2%)	148,066 (3.5%)	68,760 (1.6%)	198,981 (4.7%)

5.	Approval of the Trinity Capital Corporation 2015 Long-Term Incentive Plan:

For	Against	Abstain
3,555,141 (84.1%)	391,076 (9.3%)	281,273 (6.7%)

6.	Ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
3,640,698 (86.1%)	336,580 (8.0%)	250,212 (5.9%)

A copy of the investor presentation presented at the Annual Shareholder Meeting can be found on Trinity's website (www.lanb.com/annual-report.aspx) and as Exhibit 99.2 to Trinity's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2015.

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Los Alamos National Bank (LANB) is the largest locally-owned bank and one of the largest banks in New Mexico, with current assets of more than $1.5 billion. Through the responsive work of 360 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage lenders in the state. LANB has been voted "Best Bank in Santa Fe" by the readers of the Santa Fe Reporter for the past nine years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is a subsidiary of Trinity Capital Corporation, headquartered in Los Alamos, N.M. For more information, visit LANB.com or call 505-662-5171 (Los Alamos/Santa Fe) or 505-449-5100 (Albuquerque).

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This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity's financial results, is included in Trinity's filings with the Securities and Exchange Commission.